MATERION CORPORATION 2014 ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2014 1 Date Exhibit 99.2

Forward-looking Statements These slides contain (and the accompanying oral discussion will contain) “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by these statements, including health issues, litigation and regulation relating to our business, our ability to achieve and/or maintain profitability, significant cyclical fluctuations in our customers’ businesses, competitive substitutes for our products, risks associated with our international operations, including foreign currency rate fluctuations, energy costs and the availability and prices of raw materials, and other factors disclosed in periodic reports filed with the Securities and Exchange Commission. Consequently these forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

MATERION CORPORATION 2014 ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2014 3 Date

2013: A Difficult Year We Faced Headwinds And Addressed A Number Of Challenges • Results below expectations and capability • Silver theft at Albuquerque • Value-added sales and profit growth affected by: – Cost to investigate theft – Weak macroenvironment – U.S. Government Budget Sequestration – Gold price collapse – Difficult beryllium plant ramp-up 4

Tough Decisions Made Strong Actions Taken In Advanced Material Technologies • Two facilities closed in early 2013 • In Albuquerque, four facilities consolidated into two – Eliminated low margin business – Shifted other products to other precious metals facilities • Realigned segment headquarters structure • Consolidated three Precision Optics operations into two Expected to add approximately $0.30 per share to 2014 profits 5

Business Levels Declined Modestly Revenue Decline Driven By Pass-through Metal Prices • Revenues – GAAP sales down 8% to $1.17 billion from $1.27 billion – Value-added sales down 1% • Macroeconomic conditions drove – Industrial components down 7% – Defense down 6% – Telecom infrastructure down 4% – Consumer electronics down 3% • Solid improvements seen in other key markets with new product focus – Automotive up 13% – Medical up 11% – Aerospace up 9% – Energy up 5% 6

Profits Below Prior-year Levels Driven By The Headwinds • Net income declines $5.0 million and EPS declines $0.25 per share Net Income EPS – 2013 $19.7mm $0.94 – 2012 $24.7mm $1.19 • $5.0 million decline driven by the challenges • Facility consolidation and product line rationalization charges: – $3.5 million – $0.16 per share 7

Strong Balance Sheet A Source Of Strength And Strategic Flexibility • Debt to total cap ratio 12% at year end • 2013 operating cash flow: $76 million • Past five years; $30 to $76 million annually – $200 million in acquisitions – $20 million to shareholders • 2014 confidence leads to – $50 million share repurchase authorization – 6% dividend increase • Going forward, can balance capital allocation – Acquisitions – Dividends – Share repurchases 8

2014 Off To A Good Start Encouraging First Quarter, Results Better Than Expectations And Positive Developments • Results ahead of expectations – At $0.35 GAAP, $0.29 adjusted – Expectations at $0.24 • Positive developments – Solid orders – Benefits of 2013 actions – Beryllium plant on target • Entering second quarter – Orders 10% ahead – Weaker markets gaining momentum • Theft insurance settlement – $6.8 million, about $0.20 per share – Ongoing investigation 9

2014 Guidance Intact Significant Improvement Expected • 2014 EPS: GAAP is $2.02 to $2.22 per share – Includes asset sales – Includes theft insurance • 2014 EPS: adjusted is $1.75 to $1.95 per share – Excludes above factors – Consistent with beginning of the year guidance 10

MATERION CORPORATION 2014 ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2014 11 Date

All Our Businesses Share The Same Unifying Characteristics • Leading edge material science • Sophisticated application engineering • Solving complex challenges in technically demanding applications • Providing real value-add to our customers, enabling their products and processes to perform more efficiently, more reliably and for longer 12 Driving differentiated, market-leading positions

Strategic Initiatives: Advanced Material Technologies • New wafer-level coating facility – 3,000 square foot, class 1000 cleanroom – High-volume, semiconductor-type processing • Positions us for optics market growth 13

Strategic Initiatives: Advanced Material Technologies • New large area optics facility – High-performance optical filters for global astronomy and space markets – Large area filter size capabilities matched by few others 14

Strategic Initiatives: Advanced Material Technologies • LED phosphor precursor materials – Increased production capacity • Electronics packaging business – Relocated to Singapore 15

Strategic Initiatives: Performance Alloys • ToughMet® capacity expansion – Doubled casting capacity – Lorain – Expanded strip capabilities – Reading 16

Strategic Initiatives: Beryllium and Composites • Expanded beryllium hydroxide capacity – Leverages Materion’s unique mine to mill capabilities • Beyond materials – fabricating rods and reflectors for radioisotopes used in medical scans • AlBeCast® investment castings technology 17

Strategic Initiatives: Technical Materials • Dovetail Clad – Supports growing energy business • Lithium-ion batteries for electric and hybrid vehicles and standard vehicles 18

New Product Pipeline – Advanced Materials Technologies • Gesture controls • AMOLED display materials 19

New Product Pipeline: Performance Alloys and Beryllium and Composites • Oil and gas – ToughMet • Lower-cost, thin-walled wrapped bearings – BowMet® product line • Bulk metallic glass (Liquidmetal) 20

One Materion • Leveraging the power of a unified organization – Investments in common financial systems – “Discover What’s Possible” cross-company Materion presentations to major customers 21 Materion Day at GM – January 2014

Materion: Leveraging Our Global Leading Positions Beryllium and Specialty Metals 22 Physical Vapor Deposition Materials Physical Vapor Deposition Coatings

MATERION CORPORATION 2014 ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2014 23 Date